AMENDMENT # 1 TO ASSET PURCHASE AGREEMENT

        This Amendment to Asset Purchase Agreement (this “Agreement”) originally contemplated for closing on February 19, 2002 (“the Execution Date”), by and between Project 1000, Inc., a Nevada corporation with a place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 (“P1”), on the one hand, and Fan Energy, Inc., a Nevada corporation, with a place of business at 11811 North Tatum Blvd. Suite 3031, Phoenix, AZ 85028 (“FEI”), on the other hand.

        The Asset as defined in section 2.4 of the Agreement is P1‘s “Digital Content Cloaking Technology™", known as MediaClôQ™ or MediaMaker™ (“P1 Technology”), which is a set of methodologies that are designed to work together to thwart illegal copying or ripping of optical media that complies to IEC 90608 Redbook standards.

        The purpose of this Amendment is to extend to Execution and Effective Date of the Agreement to May 3, 2002.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first above written.

        PROJECT 1000, INC.                                                                                                              FAN ENERGY, INC.

        ____________________________                                                                                          ____________________________
       By: William H. Whitmore                                                                                                         By: Al Golusin
        Its: President                                                                                                                            Its: Secretary